UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
October 6, 2026
(Date of the earliest event reported)
Simulations Plus, Inc.
(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 Park Offices Drive, Suite 300 #4134, Durham, NC 27713
(Address of principal executive offices) (Zip Code)
661-723-7723
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 6, 2026, Simulations Plus, Inc. (“Simulations Plus” or the “Company”), SP Evolution HoldCo II, LLC, a Delaware limited liability company (“Parent”), and SP Evolution BidCo II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), completed the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of June 15, 2026 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub. Parent and Merger Sub are affiliates of Altaris, LLC, a Delaware limited liability company (“Altaris”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

At the Effective Time, in accordance with the terms set forth in the Merger Agreement, each issued and outstanding share of common stock of the Company, par value $0.001 per share (the “Company Common Shares”) (other than (a) Company Common Shares held by the Company as treasury shares or owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the Effective Time (the “Cancelled Shares”) and (b) Company Common Shares held by shareholders who did not vote in favor of the Merger and who properly exercised and perfected their dissenters’ rights in accordance with Chapter 13 of the California Corporations Code (the “Dissenting Shares”)), was automatically converted into the right to receive $18.50 per share in cash, without interest and subject to applicable taxes (the “Merger Consideration”) with the total transaction valued at approximately $376.8 million.

In addition, pursuant to the Merger Agreement, effective as of immediately prior to the Effective Time, each outstanding option to purchase Company Common Shares (a “Company Option”) automatically vested in full and was cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable taxes, equal to the product of (i) the number of Company Common Shares subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per Company Common Share subject to such Company Option. Each Company Option with an exercise price per Company Common Share greater than or equal to the Merger Consideration was automatically cancelled for no consideration.

As a result of the completion of the Merger, the Company became a wholly owned subsidiary of Parent. Parent funded the aggregate Merger Consideration through a combination of equity financing from funds affiliated with Altaris and debt financing, together with cash from the Company's balance sheet.

The foregoing description of the Merger, the Merger Agreement and the other transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 17, 2026, which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

In connection with the completion of the Merger, on October 6, 2026, the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Merger has been completed and (ii) submitted a request to Nasdaq for Nasdaq to cease trading of the Company Common Shares on Nasdaq and to suspend the listing of the Company Common Shares and to file with the SEC an application on Form 25 to delist the Company Common Shares from Nasdaq and deregister the Company Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company Common Shares are no longer listed on Nasdaq as of October 6, 2026.

In addition, following the effectiveness of the Form 25, the Company intends to file with the SEC a certification on Form 15 with respect to the Company Common Shares requesting (i) the termination of registration of the Company Common Shares under Section 12(g) of the Exchange Act and (ii) the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company Common Shares.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

As a result of the Merger, each Company Common Share that was issued and outstanding immediately prior to the Effective Time (except for the Cancelled Shares and the Dissenting Shares) was automatically cancelled and converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such Company Common Shares ceased to have any rights as shareholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of Dr. Daniel Weiner, Dr. Walter S. Woltosz, Dr. John K. Paglia and Sharlene Evans ceased serving as a member of the Board of Directors of the Company (the “Board”) and on any and all committees of the Board on which they served. At the Effective Time, Matteo Foderaro and Charles Mullens became the directors of the Surviving Corporation. Pursuant to the Merger Agreement, the officers of the Company at the Effective Time continued as the officers of the Surviving Corporation.

On October 6, 2026, following the consummation of the Merger, the Board appointed Paul Labute as President of the Company.

Additionally, in connection with the consummation of the Merger, pursuant to the terms of the Merger Agreement, the Company’s 2021 Equity Incentive Plan, as amended (the “Company Equity Plan”), was terminated at or prior to the Effective Time. The treatment of the outstanding Company Options under the Company Equity Plan in connection with the Merger is described in Item 2.01 of this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the articles of incorporation of the Surviving Corporation were amended and restated in their entirety (the “Amended and Restated Articles of Incorporation”). A copy of the Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On October 6, 2026, following the consummation of the Merger, the Board amended and restated the Company’s Bylaws (the “Amended and Restated Bylaws”), effective as of that date. A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 6, 2026, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

2.1*
Agreement and Plan of Merger, dated as of June 15, 2026, by and among Simulations Plus, Inc., SP Evolution HoldCo II, LLC and SP Evolution BidCo II, LLC. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 17, 2026)

3.1	Amended and Restated Articles of Incorporation of Simulations Plus, Inc.
3.2	Amended and Restated Bylaws of Simulations Plus, Inc.
99.1	Press Release dated October 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: October 6, 2026	By: /s/ Will Frederick
Name: Will Frederick
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)
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